UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2013

Frederick’s of Hollywood Group Inc.
(Exact Name of Registrant as Specified in Charter)

New York	001-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6255 Sunset Boulevard, Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:          (323) 466-5151

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2013, Frederick’s of Hollywood Group Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, FOHG Holdings, LLC (“Parent”), and FOHG Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”).

Parent and Merger Sub

On September 26, 2013, HGI Funding, LLC (“HGI Funding”), a wholly owned subsidiary of Harbinger Group Inc., TTG Apparel, LLC (“TTG”) and Tokarz Investments, LLC (“TKZ”), each of which is controlled by Michael Tokarz, and Fursa Alternative Strategies LLC (“Fursa”) and Arsenal Group, LLC (“Arsenal”), each of which is controlled by William F. Harley III, a member of the Company’s board of directors, entered into a non-binding consortium term sheet agreement. HGI, TTG, TKZ, Fursa and Arsenal are collectively referred to herein as the “Consortium Members.” Under the term sheet, the Consortium Members agreed, among other things, to jointly deliver a non-binding proposal (the “Proposal”) to the Company’s board of directors for the acquisition of all of the Company’s publicly held common stock in a “going private” transaction with the Company, and to use their commercially reasonable efforts to work together to structure, negotiate and do all things necessary or desirable, subject to the Company’s approval, to enter into definitive agreements in respect of the transactions contemplated under the Proposal. The result of their efforts was the Merger Agreement. Parent and Merger Sub were formed by the Consortium Members for the purpose of acquiring the Company pursuant to the Merger Agreement.

The Consortium Members, along with Mr. Harley, who is individually a party to the Rollover Agreement and the Voting Agreement (each as defined below), may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act of 1934, as amended (the “Exchange Act”). As a group, the Consortium Members may be deemed to beneficially own 89,682,683 shares, or 88.6%, of the Company’s common stock.

The Merger and the Merger Agreement

At the effective time of the Merger, Merger Sub will merge with and into the Company, with the Company surviving the merger as a subsidiary of Parent (the “Merger”), and each share of the Company’s common stock, other than certain excluded shares, including the Dissenting Shares and the Rollover Shares (each as defined below), will be converted into the right to receive $0.27 per share in cash, without interest and subject to any withholding taxes (the “Merger Consideration”).

To assist in evaluating the fairness of the Merger to the Company’s shareholders, the Company’s board of directors delegated to its lead independent, disinterested director, Milton Walters (the “Lead Director”), authority to consider and negotiate the terms and conditions of the Merger and to make a recommendation to the board. The Lead Director, based in part on a fairness opinion issued to him by his financial advisor, Cassel Salpeter & Co. LLC, determined that the Merger Agreement and the Merger were fair to and in the best interests of the Company and its shareholders, other than the Rollover Shareholders (as defined below), and recommended that the board approve the Merger and the Merger Agreement, and that the Company’s shareholders vote for the adoption of the Merger Agreement and approval of the Merger. Based on such recommendation of the Lead Director, the Company’s board of directors approved the Merger and the Merger Agreement, with Mr. Harley, a Rollover Shareholder, and Mr. Lynch, who will receive a new employment agreement and equity in Parent as described below, abstaining.

In connection with the execution of the Merger Agreement, Parent entered into a Rollover Agreement (the “Rollover Agreement”), dated as of the date of the Merger Agreement, with the Consortium Members and William F. Harley III, individually (the “Rollover Shareholders”), in which each of the Rollover Shareholders agreed, subject to the terms and conditions set forth therein, to assign, transfer, convey and deliver to Parent all of the shares of the Company’s common stock, Series A convertible preferred stock and Series B convertible preferred stock owned by such parties (collectively, the “Rollover Shares”) in exchange for equity interests in Parent, immediately prior to the effective time of the Merger. In addition, the Rollover Shareholders agreed to the cancellation, upon the effective time of the Merger, of all of the warrants of the Company owned by such parties.

In connection with the execution of the Merger Agreement, HGI Funding and TTG also entered into a Purchase and Sale Agreement (the “Purchase Agreement”), dated as of the date of the Merger Agreement, in which, subject to the terms and conditions set forth therein, HGI Funding agreed to purchase from TTG and TTG agreed to sell to HGI Funding 14,900 shares of Series A convertible preferred stock for an aggregate purchase price of $1,490,000. The purchase and sale will take place immediately prior to the consummation of the transactions contemplated by the Merger Agreement and the Rollover Agreement.

The Company’s shareholders will be asked to vote on the adoption of the Merger Agreement and the Merger at a special meeting of shareholders that will be held on a date to be announced. The closing of the Merger is subject to the condition that the Merger Agreement is approved by the affirmative vote of the holders of at least two-thirds of all outstanding shares of the Company’s common stock. Shareholders that do not vote in favor of adoption of the Merger Agreement and the Merger will be entitled to demand appraisal for their shares (the “Dissenting Shares”) in accordance with Section 910 of the New York Business Corporation Law. In connection with the execution of the Merger Agreement, the Company entered into a Voting Agreement (the “Voting Agreement”), dated as of the date of the Merger Agreement, with Parent, HGI Funding, TTG, TKZ, Arsenal, Fursa and William F. Harley III, in which such shareholders agreed, subject to the terms and conditions set forth therein, to vote each share of the Company’s common stock held by them (and each share acquired by them after the date of the agreement) in favor of the Merger Agreement and the transactions contemplated thereby.

Each party’s obligation to consummate the Merger is also subject to certain other conditions, including the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain qualifiers, as applicable) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. Parent’s obligation to close is also conditioned on there not having occurred a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company.

The Company may not solicit other proposals for alternative business combination transactions, subject to an exception for the solicitation of proposals from certain designated parties. Furthermore, the Company may not participate in any discussions or negotiations in response to unsolicited proposals for alternative business combination transactions. Notwithstanding the foregoing, prior to shareholder approval of the Merger and the Merger Agreement, the Company may furnish information and engage in discussions and negotiations with respect to an unsolicited proposal if the Lead Director determines in good faith, after consultation with its legal counsel and financial advisor, that such an unsolicited proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

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The Merger Agreement contains certain termination rights for both the Company and Parent. Depending on the circumstances of the termination, either the Company or Parent may be required to reimburse the other for its transaction expenses. If the Merger Agreement is terminated by Parent because of the Company’s board changing its recommendation to the shareholders or is terminated by the Company in order to enter into an agreement with respect to a Superior Proposal, the Company will reimburse Parent’s transaction expenses up to $300,000. If the Merger Agreement is terminated by the Company due to a breach or failure to perform by Parent or Merger Sub, Parent will reimburse the Company’s transaction expenses up to $300,000. The Merger Agreement further provides for the payment of a termination fee in certain circumstances. If the Merger Agreement is terminated by the Company in order to enter into an agreement with respect to a Superior Proposal, in addition to reimbursement of expenses, the Company will pay Parent a termination fee of $300,000. If the Merger Agreement is terminated by the Company due to an intentional breach or failure to perform by Parent or Merger Sub, and the Company is ready, willing and able to close the Merger and all conditions to Parent and Merger Sub’s obligations to close have been satisfied or waived, in addition to reimbursement of expenses, Parent will pay the Company a termination fee of $300,000.

The foregoing description of the Merger Agreement, the Rollover Agreement, the Voting Agreement and the Purchase Agreement is intended to provide information regarding the terms of such agreements and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by the Company, Parent and Merger Sub, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; are made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Merger Agreement, the Rollover Agreement, the Voting Agreement and the Purchase Agreement does not purport to describe all of the terms of such agreements, and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Financing of the Merger

The Company is party to that certain Credit and Security Agreement, dated as of May 31, 2012 (as amended, supplemented, modified and in effect on the date hereof, the “Credit Agreement”), with FOH Holdings, Inc., Frederick’s of Hollywood, Inc., Frederick’s of Hollywood Stores, Inc. and Hollywood Mail Order, LLC (each a direct or indirect subsidiary of the Company, and collectively with the Company, the “Borrowers”), and Salus CLO 2012-1, Ltd. and Salus Capital Partners, LLC.

The Credit Agreement, among other things, provides for a line of credit of up to $35,000,000, which includes two tranches of “first in last out” advances. The second such tranche, in the amount of $11,000,000, represents (i) $5,000,000 that was advanced to the Company on October 10, 2013 to provide short term working capital and (ii) up to $6,000,000 that may be advanced upon consummation of the Merger, at the Borrowers’ option, subject to the terms and conditions of the Credit Agreement, in order to finance the payment of the Merger Consideration and for other fees, expenses, costs and obligations incurred by Borrowers in connection with the Merger.

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The foregoing summary of the Credit Agreement does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement and the amendments thereto, copies of which are filed as exhibits to the Company’s current reports on Form 8-K filed on October 16, 2013, July 31, 2013, May 30, 2013 and June 6, 2012 and are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the transaction, the Company will file a proxy statement with the SEC. Shareholders are advised to read the proxy statement when it is available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement when available and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov, or by directing a request by mail to Frederick’s of Hollywood Group Inc., 6255 Sunset Boulevard, Hollywood, CA 90028, or from the Company’s corporate website at www.fohgroup.com.

The Company and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders that will occur in connection with the transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in the Company’s proxy statements and its Annual Report on Form 10-K, as amended by its Form 10-K/A, previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available. Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov, by directing a request to the Company at the address above, or from the Company’s corporate website at www.fohgroup.com.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013, in connection with the execution of the Merger Agreement, the Company entered into a new employment agreement (the “Employment Agreement”) with Thomas Lynch, the Company’s chief executive officer, and Parent.

The Employment Agreement will commence only upon the effective time of the Merger and will continue until the third anniversary of the effective time (the “Term”), unless terminated earlier as provided in the Employment Agreement, or unless extended by mutual written agreement of the Company, Parent and Mr. Lynch. If the Merger is not consummated, the Employment Agreement will not take effect. Until the Employment Agreement takes effect, the terms of Mr. Lynch’s employment will continue to be governed by his existing employment agreement.

The Employment Agreement provides for Mr. Lynch to continue to serve as the Company’s chief executive officer at a base salary of $540,000 per year. Within 30 days of the effective time of the Merger, the Company will pay Mr. Lynch a one-time cash signing bonus of $150,000. In addition to his base salary, Mr. Lynch is eligible to receive a target annual incentive bonus of up to 65% of his base salary in accordance with the terms of an annual bonus plan approved by the Company’s board of directors and Parent. From time to time, Mr. Lynch also will be eligible to receive such discretionary bonuses as the Company’s board of directors and Parent deem appropriate. As additional compensation, Parent will recommend to its board of managers that Mr. Lynch be granted an equity interest in Parent, to be made promptly, but in no event more than sixty days, following the effective time of the Merger.

5

The employment agreement provides that if, during the employment term, the Company terminates Mr. Lynch without “cause” or he terminates his employment for “good reason” (as such terms are defined in the employment agreement), or if the Company does not continue his employment at the end of the employment term upon substantially similar terms, and if Mr. Lynch delivers to the Company a general release of all claims in a form and substance acceptable to the Company, the Company will be required to pay to him (i) his base salary through the end of the employment term, (ii) any bonus that would have become payable to him through the end of the employment term, (iii) the insurance benefits provided in his employment agreement through the end of the employment term, (iv) the lump sum of $450,000 and (v) medical coverage at the Company’s expense for one year commencing on either (a) the last day of the employment term if his employment is terminated during the employment term or (b) the date of termination if his employment is terminated after the end of the employment term; provided that medical coverage will terminate upon becoming covered under a similar program by reason of employment elsewhere. The “change of control” provision in Mr. Lynch’s existing employment agreement, which would have provided him with a cash bonus upon a change of control, was not included in the new Employment Agreement.

The employment agreement provides for the Company to pay the premiums on a life insurance policy for Mr. Lynch providing a death benefit of $1,500,000 to his designated beneficiary and a disability insurance policy for Mr. Lynch providing a non-taxable benefit of at least $10,000 per month payable to him in the event of his disability. Under the employment Agreement, Mr. Lynch is prohibited from disclosing confidential information about the Company and employing or soliciting any of its current employees to leave the Company during his employment and for a period of one year thereafter. The employment agreement does not contain any change of control or non-competition provisions.

The foregoing summary of the Employment Agreement does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 19, 2013, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 18, 2013, by and among FOHG Holdings, LLC, FOHG Acquisition Corp., and Frederick’s of Hollywood Group Inc.

10.1	Rollover Agreement, dated as of December 18, 2013, by and among, FOHG Holdings, LLC and the shareholders of Frederick’s of Hollywood Group Inc. listed on Annex A attached thereto.

10.2	Voting Agreement, dated as of December 18, 2013, by and among FOHG Holdings, LLC, Frederick’s of Hollywood Group Inc., HGI Funding, LLC, and each of the shareholders of Frederick’s of Hollywood Group Inc. listed on Annex A thereto.

10.3	Purchase and Sale Agreement, dated as of December 18, 2013, by and between TTG Apparel, LLC and HGI Funding, LLC.

10.4	Employment Agreement, dated as of December 18, 2013, by and among Thomas Lynch, Frederick’s of Hollywood Group Inc. and FOHG Holdings, LLC.

99.1	Press release.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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Safe Harbor for Forward-Looking Statements

This document contains statements that are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations or beliefs about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. These include uncertainties regarding whether an acquisition of the Company will be consummated upon the terms contemplated by the Merger Agreement or at all and whether the conditions to consummate the transaction will be satisfied. Further information and risks regarding factors that could affect the Company’s business, operations, financial results or financial positions are discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including its Annual Report on Form 10-K for the year ended July 27, 2013 filed on October 25, 2013, as amended by its Form 10-K/A filed on November 22, 2013. The shareholders of the Company and other readers are cautioned not to put undue reliance on any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     December 19, 2013

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 18, 2013, by and among FOHG Holdings, LLC, FOHG Acquisition Corp., and Frederick’s of Hollywood Group Inc.

10.1	Rollover Agreement, dated as of December 18, 2013, by and among, FOHG Holdings, LLC and the shareholders of Frederick’s of Hollywood Group Inc. listed on Annex A attached thereto.

10.2	Voting Agreement, dated as of December 18, 2013, by and among FOHG Holdings, LLC, Frederick’s of Hollywood Group Inc., HGI Funding, LLC, and each of the shareholders of Frederick’s of Hollywood Group Inc. listed on Annex A thereto.

10.3	Purchase and Sale Agreement, dated as of December 18, 2013, by and between TTG Apparel, LLC and HGI Funding, LLC.

10.4	Employment Agreement, dated as of December 18, 2013, by and among Thomas Lynch, Frederick’s of Hollywood Group Inc. and FOHG Holdings, LLC.

99.1	Press release.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.